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                                                                     EXHIBIT 4.2




                        BIODYNAMICS INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN


                                   ARTICLE I

                                    General

     Section 1.01. Purpose. It is the purpose of the Plan to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected Employees, Directors and Consultants by giving such Employees, Directors and Consultants the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

     Section 1.02. Definitions. As used herein the following terms have the following meanings:

     (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation and Stock Option Committee described in Article II hereof.

     (e) "Common Stock" means the $0.01 par value Common Stock of the Company.

     (f) "Company" means Biodynamics International, Inc., a Florida corporation.

     (g) "Consultant" means any consultant or advisor of the Company or an Affiliate who is not an Employee or Director, provided that bona fide services are rendered by the consultant or advisor and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

     (h) "Director" means a member of the Board.

     (i) "Employee" means any employee of the Company or an Affiliate.

     (j) "Employee-Director" means an Employee who is a Director.

     (k) "Fair Market Value" means (A) the closing sale price of the Common Stock on the date in question (or, of there is no reported sale on such date, then on the last preceding date on which a reported sale occurred), as reported on the NASDAQ Market (if the Common Stock is not listed on a national securities exchange and sales of the Common


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         Stock are regularly reported on such market), or as reported on a national securities exchange (if the Common Stock is listed for trading on such exchange), or (B) the mean between the bid and ask prices of the Common Stock on the date in question (or, if there is no report of such prices on such date, then on the last preceding date on which such prices were reported), as reported by the National Association of Securities Dealers, Inc.

     (l) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

     (m) "Optionee" means an Employee, Outside Director or Consultant who has been granted an Option under the Plan.

     (n) "Outside Director" means a Director who is not an Employee.

     (o) "Plan" means this Biodynamics International, Inc., 1996 Stock Option Plan.

     Section 1.03. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 2,000,000 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan.

                                   ARTICLE II

                                 Administration

     The Plan shall be administered by a Compensation and Stock Option Committee which shall consist of two or more Outside Directors, each of whom shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or any similar rule or regulation promulgated thereunder; provided, however, that the Committee shall have no authority to administer or interpret the provisions of the Plan relating to the grant of Options to Outside Directors. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

              (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such time and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

              (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.


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              (c) The Committee shall have full authority, subject to the express provision of the Plan, to interpret the Plan as it relates to options granted or to be granted to Employees and Consultants under the Plan, to provide, modify and rescind rules and regulations relating thereto, to determine the terms and provisions of each Option granted to an Employee or Consultant and the form of each option agreement evidencing an Option granted to an Employee or Consultant under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan as it relates to Options granted or to be granted to Employees or Consultants under the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees and Consultants to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee or Consultant, his present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

              (d) Notwithstanding the authority hereby delegated to the Committee to grant Options to Employees and Consultants under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to grant Options to Employees and Consultants under the Plan, to interpret that Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted to Employees, Consultants and Outside Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; provided, however that (i) the Board shall not grant any Option to any Employee-Director or officer (as defined in Rule 16b-3) of the Company, and (ii) the Board shall have no authority, discretion or power to select the Outside Directors who will receive Options under the Plan, to set the number of shares to be covered by any Option granted to an Outside Director, to set the exercise price or the period within which such Options may be exercised, or to alter any other terms or conditions specified herein relating to such Options except in accordance with the express provisions of the Plan, including Section 6.02 of Article VI hereof.

              (e) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

              (f) No member of the Committee shall be eligible to receive an Option, except Options granted in accordance with the terms of Article III of the Plan.

                                  ARTICLE III

                     Grants of Options to Outside Directors

       Section 3.01. Grants of Options. Beginning with the year 1996, Options shall be granted by the Company to its Outside Directors in the terms and conditions herein described. The Options granted under this Article III shall not be incentive stock options under Section 422 of the Code.

              (a) Initial Grant. An Option to purchase 10,000 shares of Common Stock shall be granted automatically to each Outside Director who is newly elected to the Board, irrespective of whether such Outside Director is elected by the Board or by the shareholders. The date of grant of such Option shall be the effective date of such Outside Director's election to the Board, unless such date is not a business


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       day, in which case the date of grant shall be the next business day immediately following such effective date. For purposes of this Section 3.01, the term "newly elected to the Board" shall mean that the Outside Director was not serving as a Director or an Outside Director immediately prior to the time of his election in respect of which such Option is granted.

              (b) Annual Grant.   An option to purchase 2,500 shares of Common
       Stock shall be granted automatically, on the date of each annual meeting of shareholders of the Company (or, if such date is not a business day, on the next business day immediately following the date of such annual meeting), to each person who (I) is an Outside Director on the date of such grant and immediately following such annual meeting and (ii) has served in that capacity for at least six months immediately preceding the date of such grant.

       Section 3.02   Declination.   Any Outside Director may decline to accept
any Option granted to him pursuant to this Article III by giving written notice to the Company of his election to decline to accept such Option or by refusing to execute a stock option agreement relating to such Option.

       Section 3.03 Price.   The purchase price per share of Common Stock under
each Option granted under this Article III shall be the Fair Market Value per share of Common Stock on the date of grant of such Option.

       Section 3.04 Option Period and Terms of Exercise of Options.   Except as
otherwise provided for herein, each Option granted to an Outside Director under the Plan shall be exercisable in whole or in part during the four-year period commencing on the date of grant of such Option. Any Option granted to an Outside Director shall remain effective during its entire term regardless of whether the Optionee continues to serve as a Director; provided, however, that the otherwise unexpired portion of any Option granted hereunder to an Outside Director shall expire and become null and void immediately upon the termination of such Outside Director's Board membership if such Outside Director ceases to serve on the Board by reason of such Outside Director's (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to an Outside Director shall confer upon such Director any right to continue as a Director of the Company.

                                   ARTICLE IV

                         Grant of Options to Employees

       Section 4.01 Grant of Options.   At any time and from time to time during
the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option granted to an Employee as an incentive stock option intended to qualify under Section 422 of the Code; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which incentive stock options granted to an Employee under the Plan (including all options qualifying as incentive stock options pursuant to Section 422 of the Code granted to such Employee under any other plan of the Company or any Affiliate) are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000, determined as of the date the incentive stock option is granted. If an Option that is intended to be an incentive stock option shall be granted and such Option does not comply with the proviso of the immediately


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preceding sentence, such Option shall not be void but shall be deemed to be an incentive stock option to the extent it does not exceed the limit established by such proviso and shall be deemed a nonqualified stock option to the extent it exceeds that limit.

     The aggregate number of shares of Common Stock for which any Employee may be granted Options under the Plan during any one calendar year shall not exceed 75,000. The aggregate number of shares for which Options are granted under the Plan to Employee-Directors shall not exceed 40% of the total number of shares covered by the Plan; provided, however, that if any Option granted to an Employee-Director terminates without being exercised in full, the shares as to which such Option was not exercised shall not be deemed to have been granted to an Employee-Director for purposes of determining compliance with this restriction.


     Section 4.02. Price. The purchase price per share of Common Stock under each Option granted under this Article IV shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant.

     Section 4.03 Option Period and Terms of Exercise of Employee Options. Except as otherwise provided for herein, each Option granted to an Employee under the Plan shall be exercisable during such period as the Committee shall determine; unless expressly determined otherwise, the unexpired portion of any Option granted to an Employee shall expire and become null and void no later than upon the first to occur of (I) the expiration of ten years from the date such Option was granted, (ii) the expiration of 30 days from the date of termination of the Optionee's employment with the Company or an Affiliate for any reason other than his retirement, death or disability, (iii) the expiration of one year from the date of termination of the Optionee's employment with the Company or an Affiliate by reason of his death or disability, (iv) the expiration of three years from the date of termination of such Optionee's employment with the Company or an Affiliate by reason of his retirement, or (v) the expiration of two years from the date of such Optionee's death following the termination of his employment with the Company or an Affiliate by reason of his retirement.

     Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted to an Employee hereunder shall expire and become null and void immediately upon the termination of such Employee's employment with the Company or an Affiliate by reason of such Employee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate, or if, following the termination of the Employee's employment with the Company or an Affiliate, the Company determines that there is good cause to cancel such Option.

     Any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant.



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     Under the provisions of any option agreement evidencing an Option granted to an Employee, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.

     Section 4.04. Termination of Employment.   A transfer of employment among
the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to an Employee, including an Employee-Director, shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

                                   ARTICLE V

                        Grant of Options to Consultants

     Section 5.01. Grant of Options.   At any time and from time to time during
the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Consultant for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Options granted under this Article V shall not be incentive stock options under Section 422 of the Code.

     Section 5.02 Price. The purchase price per share of Common Stock under each Option granted under this Article V shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted.

     Section 5.03. Option Period and Terms of Exercise of Consultant Options. Except as otherwise provided for herein, each Option granted to a Consultant under the Plan shall be exercisable during such period as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option granted to a Consultant shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted or (ii) the expiration of one year from the date of the Consultant's death. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted to a Consultant hereunder shall expire and become null and void immediately upon the termination of the Consultant's services to the Company or an Affiliate by reason of the Consultant's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate, or if, at any time during or after the performance of the Consultant's services to the Company or an Affiliate, the Company determines that there is good cause to cancel such Option.

     Under the provisions of any option agreement evidencing an Option granted to a Consultant, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.


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     Section 5.04. Termination of Consulting Services.   Nothing in the Plan or
in any option agreement evidencing an Option granted under the Plan to a Consultant shall confer upon any Consultant any right to continue as a consultant or advisor of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the services of the Consultant at any time, with or without cause.

                                   ARTICLE VI

                                 Miscellaneous

     Section 6.01. Adjustments Upon Changes in Common Stock.   In the event the
Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that, before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

     Subject to Article VI, Section 6.02 of the Plan, and notwithstanding any indication to the contrary in the preceding paragraphs of this Section 6.01, upon the occurrence of a "Change in Control" (as hereinafter defined) of the Company, the maturity of all Options then outstanding under the Plan (other than Options granted under Article V hereof) shall be accelerated automatically, so that all such Options shall become exercisable in full with respect to all shares as to which they shall not have previously been exercised or become exercisable; provided, however, that no such acceleration shall occur with respect to Options held by optionees whose employment with the Company or an Affiliate shall have terminated prior to the occurrence of such Change in Control.

     For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

     (a) the shareholders of the Company shall approve:

              (i) any merger, consolidation of reorganization of the Company (a "Transaction") in which the shareholders of the Company immediately prior to the Transaction would not, immediately after the Transaction, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all shareholders of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances in the election of directors, or in which the members of the Company's Board immediately prior to the Transaction would not, immediately after the Transaction, constitute a majority of the board of directors of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any),

              (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company's assets, or

              (iii) any plan or proposal for the liquidation or dissolution of the Company;

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              (b) individuals who constitute the Company's Board as of February
       28, 1996 (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this subparagraph (b), any individual who becomes a Director of the Company subsequent to February 28, 1996, and whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the Incumbent Directors who are Directors at the time of such vote, shall be considered an Incumbent Director; or

              (c) any "person," as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or and of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combining voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Company's Board ("Voting Securities"), in either such case other than as a result of acquisitions of such securities directly from the Company.

              Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of subparagraph (c) of this Section 5.01 solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (I) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than as a result of a stock split, stock dividend or similar transaction), then a "Change in Control" of the Company shall be deemed to have occurred for purposes of subparagraph (c) of this
Section 5.01.

     Section 6.02. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from February 28, 1996. No Options may be granted after termination of the Plan. The Board may alter or amend the Plan but may not, without the approval of the shareholders of the Company, make any alteration or amendment thereof which operates to (I) abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section
6.01 of this Article VI), (iii) extend the term of the Plan or the maximum exercise periods provided in Section 3.04 of Article III, Section 4.03 of
Article IV and Section 5.03 of Article V hereof, (iv) decrease the minimum purchase price for Common Stock under the Plan, (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan. Notwithstanding any other provisions of this Section, the provisions of the Plan governing (A) the number of Options to be awarded to Outside Directors, (B) the number of shares of Common Stock to be covered by each such Option, (C) the exercise price per share under each such Option, (D) when and under what circumstances each such Option will be granted and (E) the period within which each such Option may be exercised, shall not be amended or altered more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder.


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              No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.

     Section 6.03. Payment of Purchase Price; Application of Funds: Upon exercise of an Option, the purchase price shall be paid in full in cash or by check; provided, however, that at the request of an Optionee and to the extent permitted by applicable law, the Company shall approve reasonable arrangements with Optionees who are Outside Directors and may, in its sole and absolute discretion, approve reasonable arrangements with one or more Optionees who are Employees or Consultants and their respective brokerage firms, under which such an Optionee may exercise his Option by delivering to the Company an irrevocable notice of exercise, together with such other documents as the Company shall require, and the Company shall, upon receipt of full payment in cash or by check of the purchase price and any other amounts due in respect of such exercise, deliver to such Optionee's brokerage firm one or more certificates representing the shares of Common Stock issued in respect of such exercise.
The proceeds of any sale of Common Stock covered by Options shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

     Section 6.04. Requirements of Law.   The granting of Options and the
issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     Section 6.05. Nontransferability of Options.   An Option granted under the
Plan shall not be transferable by the Optionee except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

     Section 6.06 Date of Adoption and Effective Date of the Plan. The Plan shall be deemed adopted by the Board of February 28, 1996. The Plan shall be deemed effective as of such date, provided it is duly approved by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the 1996 annual meeting of shareholders of the Company. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

     Section 6.07. Gender.   Words of any gender used in the Plan shall be
construed to include any other gender, unless the context requires otherwise.